UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 22, 2021

Commission File Number 001-33666

ARCHROCK, INC.

(Exact name of registrant as specified in its charter)

Delaware	74-3204509
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

9807 Katy Freeway, Suite 100, Houston, TX 77024

(Address of principal executive offices, zip code)

(281) 836-8000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common stock, $0.01 par value per share	AROC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 22, 2021 (the “Amendment No. 3 Effective Date”), Archrock, Inc. (“we” or “us”), Archrock Partners Operating LLC and Archrock Services, L.P. (collectively, the “Borrowers”), and our other wholly owned subsidiaries (the “Archrock Subsidiaries”) entered into an Amendment No. 3 to Credit Agreement (“Amendment No. 3”), which amends that certain Credit Agreement, dated as of March 30, 2017 (as amended, the “Credit Agreement”), among us, the Borrowers, the Archrock Subsidiaries, JPMorgan Chase Bank, N.A., as administrative agent for the lenders thereunder (in such capacity, the “Administrative Agent”), and the lenders party thereto.

Pursuant to Amendment No. 3, on the Amendment No. 3 Effective Date, among other things, we (a) reduced total revolving commitments under the Credit Agreement from $1,250,000,000 to $750,000,000, (b) amended the compliance threshold for the Total Leverage Ratio (as defined in the Credit Agreement) to be no greater than the following ratios: (i) 5.75 to 1.00 for each fiscal quarter ending March 31, 2021 through December 31, 2022, (ii) 5.50 to 1.00 for each fiscal quarter ending March 31, 2023 through September 30, 2023, and (iii) 5.25 to 1.00 for each fiscal quarter ending thereafter, and (c) changed the compliance threshold for the Senior Secured Leverage Ratio (as defined in the Credit Agreement) of Archrock, Inc. to be no greater than the following ratios: (i) 3.50 to 1.00 as of the end of each fiscal quarter through and including the fiscal quarter ending December 31, 2020 and (ii) 3.00 to 1.00 as of the end of the each fiscal quarter thereafter.

The foregoing summary of Amendment No. 3 does not purport to be complete and is qualified in its entirety by reference to the full text of Amendment No. 3, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Amendment No. 3 has been filed to provide investors with information regarding its terms. The agreement is not intended to provide any other information about us or our business or operations. In particular, the representations, warranties, and covenants contained in the agreement were made only for purposes of such agreement and, in certain circumstances, as of specific dates, and were solely for the benefit of the parties to the agreement. The assertions embodied in any representations, warranties, and covenants contained in the agreement may be subject to qualifications with respect to knowledge and materiality different from those applicable to investors and may be qualified by information in confidential disclosure schedules not included with the exhibits. These disclosure schedules may contain information that modifies, qualifies and creates exceptions to the representations, warranties and covenants set forth in the agreement. Moreover, certain representations, warranties, and covenants in the agreement may have been used for the purpose of allocating risk between parties, rather than establishing matters as facts. In addition, information concerning the subject matter of the representations, warranties and covenants may have changed after the date of the agreement, which subsequent information may or may not be fully reflected in our public disclosures. Accordingly, investors should not rely on the representations, warranties and covenants in the agreement as characterizations of the actual state of facts about us or our business or operations on the date hereof.

Exhibit No.	Description

10.1	Amendment No. 3 to Credit Agreement, dated as of February 22, 2021, by and among Archrock, Inc., Archrock Partners Operating LLC, Archrock Services, L.P., the other Loan Parties thereto, the Lenders thereto, and JPMorgan Chase Bank, N.A., as the Administrative Agent.

104	Cover Page Interactive Data File, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCHROCK, INC.

By:	/s/ Stephanie C. Hildebrandt
Stephanie C. Hildebrandt
Senior Vice President, General Counsel and Secretary

February 23, 2021

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